Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Operating Revenues:
Electric	$1,533	$1,515	$2,973	$2,910
Gas	171	169	647	690

Total operating revenues	1,704	1,684	3,620	3,600

Operating Expenses:
Fuel	286	287	579	561
Purchased power	268	219	539	452
Gas purchased for resale	83	83	416	466
Other operations and maintenance	446	451	862	872
Depreciation and amortization	190	182	377	356
Taxes other than income taxes	100	97	218	207

Total operating expenses	1,373	1,319	2,991	2,914

Operating Income	331	365	629	686

Other Income and Expenses:
Miscellaneous income	24	17	46	33
Miscellaneous expense	2	7	9	11

Total other income	22	10	37	22

Interest Charges	115	124	247	242

Income Before Income Taxes	238	251	419	466

Income Taxes	83	83	158	153

Net Income	155	168	261	313

Less: Net Income Attributable to Noncontrolling Interests	3	3	7	7

Net Income Attributable to Ameren Corporation	$152	$165	$254	$306

Earnings per Common Share - Basic and Diluted	$0.64	$0.77	$1.07	$1.43

Average Common Shares Outstanding	238.4	213.6	238.0	213.1

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	June 30, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$506	$622
Accounts receivable - trade, net	466	424
Unbilled revenue	414	367
Miscellaneous accounts and notes receivable	208	318
Materials and supplies	676	782
Mark-to-market derivative assets	166	121
Current regulatory assets	274	110
Other current assets	120	98

Total current assets	2,830	2,842

Property and Plant, Net	17,747	17,610
Investments and Other Assets:
Nuclear decommissioning trust fund	289	293
Goodwill	831	831
Intangible assets	113	129
Regulatory assets	1,441	1,430
Other assets	664	655

Total investments and other assets	3,338	3,338

TOTAL ASSETS	$23,915	$23,790

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$354	$204
Short-term debt	-	20
Accounts and wages payable	465	694
Taxes accrued	129	54
Interest accrued	123	110
Customer deposits	98	101
Mark-to-market derivative liabilities	196	109
Current regulatory liabilities	97	82
Other current liabilities	298	337

Total current liabilities	1,760	1,711

Credit Facility Borrowings	690	830
Long-term Debt, Net	6,963	7,113
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,725	2,554
Accumulated deferred investment tax credits	90	94
Regulatory liabilities	1,370	1,345
Asset retirement obligations	441	429
Pension and other postretirement benefits	1,132	1,165
Other deferred credits and liabilities	544	489

Total deferred credits and other liabilities	6,302	6,076

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,476	5,412
Retained earnings	2,526	2,455
Accumulated other comprehensive loss	(13)	(16)

Total Ameren Corporation stockholders’ equity	7,991	7,853
Noncontrolling Interests	209	207

Total equity	8,200	8,060

TOTAL LIABILITIES AND EQUITY	$23,915	$23,790

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Six Months Ended June 30,
	2010	2009

Cash Flows From Operating Activities:
Net income	$261	$313
Adjustments to reconcile net income to net cash provided by operating activities:
Net mark-to-market gain on derivatives	-	(56)
Depreciation and amortization	387	364
Amortization of nuclear fuel	19	25
Amortization of debt issuance costs and premium/discounts	12	7
Deferred income taxes and investment tax credits, net	175	77
Other	(28)	11
Changes in assets and liabilities:
Receivables	(36)	116
Materials and supplies	108	109
Accounts and wages payable	(125)	(204)
Taxes accrued	75	77
Assets, other	(99)	21
Liabilities, other	3	57
Pension and other postretirement benefits	33	23
Counterparty collateral, net	(69)	(21)
Taum Sauk costs, net of insurance recoveries	56	(48)

Net cash provided by operating activities	772	871

Cash Flows From Investing Activities:
Capital expenditures	(540)	(846)
Nuclear fuel expenditures	(29)	(35)
Purchases of securities - nuclear decommissioning trust fund	(118)	(288)
Sales of securities - nuclear decommissioning trust fund	110	291
Purchases of emission allowances	-	(4)
Proceeds from sale of property interests	18	-
Other	(1)	-

Net cash used in investing activities	(560)	(882)

Cash Flows From Financing Activities:
Dividends on common stock	(183)	(164)
Capital issuance costs	-	(47)
Dividends paid to noncontrolling interest holders	(5)	(16)
Short-term and credit facility borrowings, net	(160)	(209)
Redemptions, repurchases, and maturities of long-term debt	-	(250)
Issuances:
Common stock	43	47
Long-term debt	-	772
Generator advances for construction received (refunded), net	(23)	37

Net cash provided by (used in) financing activities	(328)	170

Net change in cash and cash equivalents	(116)	159
Cash and cash equivalents at beginning of year	622	92

Cash and cash equivalents at end of period	$506	$251